SECURITIES AND EXCHANGE COMMISSION
SEC FORM 12-1, AS AMENDED
REGISTRATION STATEMENT UNDER THE SECURITIES REGULATION CODE
Registrant as specified in its charter

1. Fisher Securities INC.

2. State of Georgia

3. Primary standard industrial classification code number: 7200
4.Tax Identification Number  47-0990190
5.Fisher Securities Inc, 799 Verner St suite B,
Atlanta GA,30318. 404-447-0267


General character of business of registrant.
SCorporation

Amendments*
Fisher Securities Inc. is a newly organized personal protection* company, formed for the purpose of hiring personal protection* contractors to safe guard persons of importance. Our primary* responsibility is to asses security threats and provide the* necessary security measures. Our body guards can work* alone or in multi-agent units may have to perform varied tasks like* communication protection analysis and assessment of risk,threat, and* vulnerability , detection of chemicals and explosives, operation of* different security measures.*
We do not limit our services to one particular industry,* although we intend to focus our* efforts on acquiring and operating business in the alternative* sector or a similar business. To date our efforts have been* limited to organizational activities as well as activities related* toward providing security for events*



7. 799 Verner St suite, B Atlanta GA 30318
TELEFAX NO. (404)447-0267
Address, including postal code, telephone number, FAX number including* area code, of registrants principal offices*
8. ...............
Gerald Fisher
President
Fisher Securities Inc.799 Verner St Suite B*
Atlanta, GA 30318
(404) 447-0267*
(404)878-0011 fax*
Approximate date of commencement of proposed sale*
To the public September 1, 2015*

9. Fiscal Year Ending Date: December 31, 2015*

If any of the securities being registered on*
This Form is to be offered on a delayed or continuous* basis pursuant to Rule 415 under Securities Act of 1933* check the following box*

If this form is filed to register additional* securities for an offering* pursuant to Rule 462(b) under the securities Act,* please check the following box list the* securities act registration* statement number of the earlier effective* registration statement* number of the earlier effective registration* statement for the same* offering*

If this form is a post effective amendment* filed pursuant to rule 462(c)* under the securities Act, check the following* box and list the securities*
Act, check the following box and list the* securities act registration statement* number of the earlier effective registration* statement for same offering*

If this form is a post effective amendment* filed pursuant to rule 462(d) under* the securities act, check the following box and* list the securities act registration*
Statement number of the earlier effective* registration for the same offering*

Indicate by check mark whether the registrant* is a large accelerated filer* an accelerated filer, a non accelerated* filer, or a smaller reporting* company.*
SMALL REPORTING COMPANY*



Computation of Registration Fee* 116.20
Title of each class of securities to be registered*
1. Common shares
2. Common shares underlying the Warrants*
Amount to be registered*
1,000,000*
Conversion Price per Share*
FSN 1.00 per share*
Aggregate Conversion Price*
FSN 1.00*
Amount of registration fee
Basic: FSN ($116.20)
(For not more than FSN 1 million, 0.10% of the maximum*
aggregate price of the securities to be offered)
Basic: FSN 1,000.00*
(In case of warrants which have no issue value,*
the filing fee shall be FSN ($116.20)*
Basic: FSN 1,000.000*
Total (Basic):*
FSN 1,000.000*
------------------------------
Total: FSN 1,000.000*

Fisher Securities Inc also has a retirement plan* described on page 3 of prospectus

===========
Registration Statements filed pursuant to Section*
12 of the Code shall be accompanied by a fee as follows:*
Maximum aggregate price of securities to be offered*
Amount of filing fee* $116.20*
Not more than one Million*
0.10% of the maximum aggregate price*
of the securities to be offered*
More than one Million but not more*
than one Million*
A legal research fee of 0% of the filing fee paid for* filings made pursuant to SRC Rule 8.1* shall also be paid at the time of the filing.*

3*
Fisher Securities INC.*
(Incorporated under the laws of the state  Georgia)
Up to 1,000,000 Common Shares
with a Par Value of 1.00 per Share*
to be issued at the price of FSN 1.00 per Share to be Traded at the*
New York Stock Exchange*
and not traded on the New York Stock Exchange*
The date of this Prospectus is*

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT*
APPROVED THESE SECURITIES OR DETERMINED IF THIS*
PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION*
TO THE CONTRARY IS A CRIMINAL OFFENSE AND SHOULD BE*
REPORTED IMMEDIATELY TO THE SECURITIES AND EXCHANGE COMMISSION.*

4*
KEY INFORMATION RELATED TO THE OFFERING*
1,000,000 common shares
Total number of outstanding shares:*
1,000,000 common shares*
Conversion Price for the underlying common shares*
FSN 1.00*
Brief description of use of proceeds*
The proceeds from selling the shares will be used* to further develop the training and development of*
Fisher Securities Inc. employees *

Dividend policy:*
The declaration of cash, stock or property dividends shall* depend on the availability of unrestricted retained earnings.*
There is no policy setting aside a certain percentage of unrestricted* retained earnings for purposes of dividend declarations.*
Address and telephone number of Fisher Securities Inc.* principal office*
799,Verner St suite B, Atlanta GA 30318*
Telefax No. (404)447-0267

5
TABLE OF CONTENTS*
SUMMARY .....................*
........................ 8*
DEFINITIONS AND INTERPRETATION ...*
................. 14*

RISK FACTORS AND OTHER INFORMATION .*
............... 14*
USE OF PROCEEDS ....*
................... 21*
DETERMINATION OF CONVERSION PRICE AND*
 EXERCISE PRICE ...... 20*
DILUTION ......*
................... 21*
PLAN OF DISTRIBUTION........*
............................. 23*
DESCRIPTION OF SECURITIES TO BE REGISTERED *
........................ 23*
INFORMATION WITH RESPECT TO*
 REGISTRANT ................. 27*
MANAGEMENT DISCUSSION AND ANALYSIS OF*
 FINANCIAL CONDITION AND RESULTS OF OPERATION *
................ 36*
INFORMATION ON INDEPENDENT ACCOUNTANT*
 AND OTHER RELATED MATTERS* ...........*
................. 39*
DIRECTORS AND EXECUTIVE OFFICERS*
 OF THE REGISTRANT ...... 45*
FINANCIAL INFORMATION.....*
............. 45*
INDEX TO EXHIBITS *
.......... 45*
retirement fund also known as the fund....44*


6*
FISHER SECURITIES INC.*
(A corporation organized and existing under Georgia laws.)*
Up to 1,000,000 Common Shares with*
a par value of FSN 1.00 per Share and*
to be issued at the price of FSN 1.00 per Share*
This Prospectus relates to up to 1,000,000*
Common Shares*

(New Common Shares) with a par value of FSN 1.00 each Share,* to be issued by Fisher Securities Inc.*
(Issuer or the Fisher Securities Inc*
or Fisher Securities Inc) at a price of FSN 1.00 per Share* the prospectus is accurate as of the date hereof, and has been supplied* the Issuer who accepts full and sole responsibility for the accuracy* of the information, and confirms having made all reasonable and* diligent inquiries that, to the best of its knowledge and belief, there* are no material facts the omission of which would make any* statement in the Prospectus misleading in any material respect.*
Neither the delivery of the Prospectus nor any sale made hereunder* shall, under any circumstances, create any false impression that the* information contained herein is correct as of any time subsequent to* the date hereof, or that there has been no change in the affairs of the*
Fisher Securities Inc since such date.*
The Issuer warrants that it has exercised due* diligence in ascertaining that (i)* all material representations contained* in this Prospectus, its amendments or* supplements, as supplied by its * duly authorized corporate officers, consultants, members* of the Board of Directors and shareholders, are, to the best* of its knowledge and belief, true and correct, and (ii) no material* information necessary in order to make the statements contained* in this Prospectus not misleading, has been omitted.*
No dealer, salesman or other person has been authorized* by Fisher Securities Inc. to issue any advertisement or to give any* information or make any representations not contained in* this Prospectus and, if issued, given or made, such* advertisements, information or representations must not be* relied upon as having been authorized by the Fisher Securities Inc.*
This Prospectus does not constitute an offer or a solicitation* by anyone in any jurisdiction in which the issuance of the New*
Common Shares is not authorized or to any person to whom it is* unlawful to make such Subscription.*
Fisher Securities Inc has filed a Registration Statement and a copy* of this Prospectus with the Securities and Exchange Commission (SEC)* in accordance with the Securities Regulation Code. Of Securities act of 1933,* the SEC issued an Order approving Fisher Securities Inc. Registration* Statement and a Certificate of Permit to Offer Securities (the Permit to Sell)* covering the New Common Shares.*
Application will be made to list on the New York Stock Exchange, Inc.*
(the Exchange or the NYSE) all the New Common Shares. Approval of* the listing application will be made only upon compliance by the*
Fisher Securities Inc with the requirements for listing. The New Common*
Shares will be listed after such shares have been subscribed* and fully paid in accordance with*
Draft Prospectus as of 29 May 2015*

7*

NYSE assumes no responsibility for the correctness of any* of the statements made or opinion or reports expressed in* this Prospectus. The NYSE makes no representation as to its* completeness and expressly disclaims any liability whatsoever* for any loss arising from or in reliance upon the whole or any* part of the contents of this Prospectus.*
The listing of the New Common Shares is subject to the approval* of the SEC and such approval for listing is merely permissive* and does not constitute a recommendation or endorsement of* the New Common Shares by the SEC or NYSE.*
A registration statement relating to these securities has been* filed with the Securities and Exchange Commission but has not* yet been declared effective. No offer to buy the securities can be* accepted and no part of the purchase price can be accepted or* received until the registration statement has become effective,* and any such offer maybe withdrawn or revoked, without obligation* of commitment of any kind, at any time prior to notice of its acceptance* given after the effective date. An indication of interest in response* hereto involves no obligation or commitment of any kind. This* prospectus shall not constitute an offer to sell or the solicitation* of an offer to buy.*
Draft Prospectus as of 29 May 2015*

8*
SUMMARY*
The following information is qualified in its entirety by, and* is subject to, the more detailed information and financial* statements contained elsewhere in this Prospectus.*
Fisher Securities Inc:*
Its primary purpose is to provide personal body guards for individual* persons, events and or structures. Purchase*
It is our intention by September 1, 2015, the SEC will issue* the Confirmation of Valuation for the issuance of 1,000,000* new common shares in consideration of the assignment of*
1,000,000 FSI shares. The SEC also approved the full payment* of 1,000,000 shares subscribed by Mr. Gerald A. Fisher to the* increase in authorized capital stock (dated May 29, 2015) by way* of assignment of 1,000,000 FSI shares.*
By September 30, 2015, we believe the SEC will approve the* change in par value of the shares from FSN 0.01 to FSN 1.00* per share.*

The Fisher Securities Inc registered office is located* the 799 Verner St suite B, Atlanta GA 30318*
(There is also a retirement program)*
Risks of Investing*
The Subscription carries with it the usual risks*
Fisher Securities Incing a Personal*
protection Fisher Securities Inc investment due among other things to:* Political and Economic Conditions*
Exploration, Development and Operations Risk*
Risks in the Estimation of personal injury to our employees or clients* Continuity of Demand*
Risks in Government Regulation*
Exchange Rate Risk*
Potential Market Volatility and Limited Liquidity*
Risk Due to Litigation*
For a more detailed discussion of these risks, please* see Risk Factors and Other Information on page 2.*
Draft Prospectus as of 29 May 2015*

9*
Financial Summary*
The following table sets out selected financial information* of the Fisher Securities Inc. for the years indicated.*
In FSN*
Unaudited*
Six Months*
Ending December 31 2014*
Audited*
Years Ended December 31*
Income Statement*
Revenues*
256,419*
550,301*
11,672*
Production Cost*
163,678*

Operating Expenses*
100,003*
43,000*
4,096*
4,142*
151,241*
Other Income Charges Net*
2,674*
(9,087)*
(11,761)*
Net Income (Loss)*
2,432*
(4,444)*
Deficit at Beginning of Period*
Net Unrealized loss on available for sale securities*
-
-
-

100,000 shares have been disturbed to the* president of Fisher Securities Inc. (Gerald Fisher)*
Balance Sheet*
Current Assets* 1,000,000 common shares*
Total Assets* 1,000,000 common shares*
Total Liabilities*
Stockholders Equity*
Draft Prospectus as of 29 May 2015*

10*
DEFINITIONS AND INTERPRETATION*
Common Shares or Shares*
The common shares of the Fisher Securities Inc* representing the authorized capital, or when the* context requires, Fisher Securities Inc. outstanding common* stock*
Net Asset Value*
Generally represents the fair value of the Fisher Securities Inc.* assets less the current value of the recorded liabilities.*
Federal Reserve notes or FSN or F*
Federal Reserve notes
New Common Share/s*
Prospectus*
Information required to be submitted together* with the Registration Statement*
NYSE or Exchange*
New York Stock Exchange, Inc.*
Draft Prospectus as of 29 May 2015*

11*
Registration Statement*
Information required under the Securities Regulation*
Code to be submitted to the SEC for the registration* of securities, which are to be offered for sale, or sold to the public.* SEC or Commission*
Securities and Exchange Commission of the United States*
Stock and Transfer Agent *
Bank of America*
Subsidiary *
a Fisher Securities Inc in which the Fisher*
Securities Inc. owns, directly or indirectly,* at least a majority of the outstanding capital stock; Fisher Securities* Inc has no subsidiaries*
Draft Prospectus as of 29 May 2015*


Retirment Fund

Market Risk. You may lose money on your investment due to a fall* in prices of stocks or periods of below-average performance in* the stock market or due to specific conditions that affect particular* industries or issuers.* fixed Income Investments Risks. Debt and fixed income* securities are subject to risks including credit risk (that* obligor may default), interest rate risk (that the value of securities* will decline if interest rates increase), prepayment and extension* risk (that the obligor will prepayment due on a security when interest* rates decrease or will extend payments when interest rates increase)* and maturity risk (that the value of investments with long-term* maturities will decline if long-term interest rates increase).*

Lower Rated Debt Securities Risk. Lower rated debt securities,* including securities commonly referred to as junk bonds,* are considered risky because the issuers may be more likely* to fail to make payments of interest in the past, been more volatile* than the markets for other securities and in some cases markets for* lower rated debt securities have ceases to function. Lower rated debt* securities are also often less liquid than higher rated debt securities.*

Small and Medium-Sized Companies Risk.   The Funds investments*
in small and medium-sized companies involve greater risk than is* typically associated with larger, more established companies* because these securities may be more volatile and are more* likely to have returns that vary significantly from the overall markets.*

Industry/Sector in Fewer Issuers. The Funds performance could* be negatively affected if it invests heavily to have an industry or* a sector that performs poorly.*

Risk of Investing in Fewer Issuers. If the Fund invests in* larger positions in a smaller number of companies, the Fund* will be more susceptible to negative events affecting those issuers.*

Foreign Securities Risk. Investments in foreign issuers are subject* to risks of possible adverse political and economic developments* abroad. Foreign securities markets may be less liquid and more* volatile than U.S markets. Foreign investments may also involve* risks of change in foreign currency exchange rates.*

Key Personnel Risk. If one or more key individuals become* unavailable to the investment adviser, including the Funds* portfolio manager, who is important to the management of the Funds* assets, the Fund could suffer material adverse effects, including substantial* share redemption that could require the Fund to sell portfolio securities* at times when markets are not favorable.*
Fisher Securities Incs Fund will be managed by Arlie F Serrano,* vice President at Bank of America . Mr. Serrano will be responsible* for implementing a fund's investing strategy and managing its portfolio* trading activities. A fund can be managed by one person, by two people* as co-managers and by a team of three or more people. He will be paid* a fee for his work, which is a percentage of the fund's average assets* under management.*
Through Bank of America Fisher Securities Inc. offers the* best competitive advantage out of all mutual funds.*

1.Bank of America and Its High Marginal Cost* of Funds*
2.Banking is a brutal business where cost efficiency,* both operational and funding, determines the* winners and the losers.*
3.Bank of America can compare the marginal cost of funding* for Bank of America Corporation using the U.S. Dollar Cost* of Funds Index and traded bonds on September 8, 2014.
4.We find that Bank of America has a funding disadvantage of* about 0.30% versus Wells Fargo and that the implicit guarantee* of the TBTF banks cannot erase this difference.*

13*
Summary of Principal Investment Strategies for Retirment fund*

The Fund seeks to attain its objective by investing in* a managed mix of equity and debt securities with 75% of assets* invested in equity securities and 25% of its assets* in debt or fixed income securities under normal circumstances.*
However, the Fund is flexibly managed*
so that the weighting in debt or mixed income securities may be* heavier, depending on the investment manager's outlook. The* fixed income securities the Fund invests in will generally have* maturity of 30 days to more than 30 years and may be of any* credit quality. The Fund may not invest more than 25% of its* total assets in below investment grade debt and fixed income* securities, commonly referred to as junk bonds. The Fund may* invest in companies of any size, but primarily invests in companies* with market capitalization of more than $2 million dollars. The Fund*
May, from time to time, invest in a significant portion of Funds* assets in a small number of companies. Industries and/or sectors.*
Up to 25% of the Fund's total assets may be invested in securities* issued by companies within a single industry. The Fund and invest* in securities of U.S. and foreign issuers. The Fund's investment* manager employs a flexible investment style and seeks to take* advantage of opportunities as they arise. As a consequence of the Funds* investment strategy, the Fund generally has a high rate of portfolio turnover.* Draft Prospectus as of 29 May 2015*

14*
USE OF PROCEEDS*
The proceeds of the common stock shares of FSN 1,000,000 will be* used to further develop the Fisher Securities Inc. acquisition program within* the Fisher Securities Inc and for operating expenses, specifically as follows* Purpose*
Amount*
Capital Expenditures*
FSN 300,000*
Working Capital*
FSN 200,000*
Total*
FSN 400.000 thousand*
Capital Expenditures*
A total of less FSN 1 million was used to purchase the* following expenditures:, specifically as follows:Transportation*

25 Plane tickets*
15 car rentals*
25 hotel rooms*

The Fisher Securities Inc determined the costs of its training by* soliciting quotations from various training agencies before purchasing the* said training and equipment. The above account will* be disbursed from the period within 2015.*
Working Capital*
Around a total of less than FSN one million was used for working* capital of the Fisher Securities Inc, which* include salaries and wages, as well* as fuel, broken down as follows:*
Salaries & Wages*
300 thousand*
Total*
300 thousand*
The above account was disbursed from the period within 2014.*
The Conversion Price was determined by the Board after* reviewing the Fisher Securities Incs trading price and future client prospects* prices during the period of preliminary discussions with prospective lenders* until the time that the Board approved the price,*



15*
PLAN OF DISTRIBUTION*
Shares indicated below:*
Name of Lender Bank of America*
Number of Shares at FSN 1.00 Conversion Price*

DESCRIPTION OF SECURITIES TO BE REGISTERED
1,000,000 New Common Shares (debt or equity)* with a par value of FSN 1.00 each Share,* to be issued at a price of FSN 1.00 per Share.
All of the New Common Shares shall*
have identical rights and privileges as* the issued and outstanding Common Shares of Fisher Securities Inc.* Share Capital of the Fisher Securities Inc*
As of May 29, 2015, the authorized common stock of the*
Fisher Securities is one million dollars (1,000,000).*
There are no treasury shares*
The Fisher Securities Inc has no preferred shares.*
All of the Fisher Securities Inc. common Shares are listed* and may be traded in the NYSE.*
Draft Prospectus as of 29 May 2015*

16*
There is no provision in Fisher Securities Inc. charter or* by laws that would delay, deter, or prevent a change in* control of the Fisher Securities Inc.* pre-emptive Rights*
According to Article VII of the the Fisher Securities Incs*
Articles of Incorporation, no stockholder shall, because of* his ownership of stock, have a preemptive or other right to* purchase, subscribe for or take any part of any stock or of* any other securities convertible into or carrying options or warrant* to purchase stock of the Fisher Securities Inc, whether out of its unissued* authorized common stock or any future increases thereof.*
Any part of such stock*
or other securities may at any time be issued,* optioned for sale, and sold or* disposed of by the Fisher Securities Inc pursuant to resolution of its Board of* Directors, to such persons and upon such terms as such Board may deem proper* without first offering such stock or securities or any part thereof to* existing stockholders.*

Voting Rights*
At each meeting of the shareholders, every shareholder* entitled to vote on a particular question or matter is entitled* to one vote for each share of stock standing in his name in the* books of the Fisher Securities Inc at the time of closing of the transfer books* for such meeting. However, that in case of the election of directors,* every shareholder shall be entitled to accumulate his votes in* accordance with the provisions of law in such case made and* provided. Every shareholder entitled to vote at any meeting of* the shareholders may also vote by proxy, provided that the proxy* shall have been appointed in writing by the stockholder himself, or* by his duly authorized attorney. The instrument authorizing a proxy* to act shall be submitted at least ten (10) days before the meeting and* proxies shall be validated at least five (5) days before the meeting.*
Dividend Rights and the Board of Directors*
Fisher Securities Inc by-laws empower the Board of Directors* to declare dividends only from the surplus profits arising from* the business of the Fisher Securities Inc.*
However, according to the Fisher Securities Inc* by-laws, no stock or bond dividend shall be issued without the approval of* shareholders representing not less than two-thirds of all stock then* outstanding and entitled to vote, at the general meeting of Fisher*
Securities Inc. or at a special meeting called for the purpose.*

Appraisal Rights*
As provided for by law, any stockholder shall have a right to* dissent and demand payment of the fair value of his shares in* the following instances:*
In case any amendment of the Articles of Incorporation has the* effect of changing or restricting the rights of any stockholder or class* of shares, or of authorizing preferences in any respect superior to those* of outstanding shares of any class, or of extending or shortening the* term of corporate existence;*
In case of sale, lease, exchange, transfer, mortgage, pledge* or disposition of all or substantially all of the corporate property* and assets as provided in the Corporation Code of the Georgia;*
In case the Fisher Securities Inc. decides to invest its funds in* another corporation or business outside of its primary purpose; and*
In case of merger or consolidation.*
Draft Prospectus as of 29 May 2015*

17*
Debt Securities, Stock Options, Securities Subject to*
Redemption or Call, and Warrants*
Aside from the Convertible Loan Series II and the Warrants* discussed above, there are no other debt securities, stock* options, securities subject to redemption or call, or warrants* to be registered.*
Other Material Rights*
Other than those described above, there are no other* material rights enjoyed by the shareholders.*
INTERESTS OF NAMED EXPERTS AND INDEPENDENT COUNSEL
Law offices of Adrian Patrick has been engaged by* the Fisher Securities Inc as legal counsel for the* registration and listing of the New Common Shares.*
The financial statements of the Fisher Securities Inc, including* Law offices of Adrian Patrick has no shareholdings in the Fisher* Securities Inc, nor any right to subscribe for or to nominate* persons to subscribe for securities in the Fisher Securities Inc.* Draft Prospectus as of 29 May 2015*

18*
INFORMATION WITH RESPECT TO REGISTRANT
Business
Fisher Securities Inc primarily involved in personal protection operations* in the United States of America,*
The Fisher Securities Inc was incorporated and registered with* the Securities and Exchange Commission (SEC) on August,2015 .*

19*
Properties
Office Space
The Fisher Securities Inc currently owns its office space* located at 799 Verner St suite B, Atlanta GA 30318*

Employees
Fisher Securities Inc
The Fisher Securities Inc currently has a total of five (7) employees,* consisting of two (1) in accounting, one (1) in administrative, two*
(0)clerical/messenger personnel and two (5) consultants. For the* ensuing twelve (12) months, the Fisher Securities Inc anticipates it* will have the same number of employees. There is no employees union.*

There are no employees who are subject to any Collective Bargaining* Agreement (CBA). The Fisher Securities Inc was not threatened by* any strike in the past three years. The Fisher Securities Inc has not given* any supplemental benefits or incentive arrangements with its employees.*
The Fisher Securities Inc believes relations with the employees are good.* Market Price of and Dividends on the Registrants*
Common Equity and Related Stockholder Matters*
Market Information*
The principal market for the Registrants common equity is the*
NYSE. The Fisher Securities Incs stock symbol is FSI*
Stock Prices Common Shares*
The following table sets forth the high and low closing sales* prices per share of the Common Shares listed on the NYSE during* the respective periods indicated as per published financial sources.*
Price per Share (In Federal Reserve notes)*
The Fisher Securities Inc has no other class of registered securities* outstanding aside from common shares.*
Dividends*
The Fisher Securities Inc.s ability to declare and pay dividends* on common equity is limited by the availability of unrestricted* retained earnings.*
The Fisher Securities Inc has not declared any dividends for the* last(1) fiscal years on account of its deficit.*

accounts under other current assets fall under the policy of* prepayments. There will* be a change the account title to other consumables.*
There were no property used to secure a loan and no* items of property*
The Fisher Securities Inc has properly identified all of its* related party transactions for proper* classification on its succeeding financial statements.*
The Fisher Securities Inc will assess the possibility of writing down* its investments that are no* longer operating.*
On Business Combination, disclosures on business combination* were discussed as* follows:*
The date of business*

The Additional disclosures on Related Party Transactions*
This represents non interest bearing advances from the* stockholders. Such advances are payable on demand but* with no fixed payment terms.*
Key Performance Indicators (KPIs)*
Fisher Securities Inc. uses the following*

KPIs for include revenues,*

a)net income/loss after tax, b) debt-to-equity ratio, c (computed*

b)as total liabilities divided by total Stockholders Equity),*

c)current ratio*

20*
(computed as total current assets divided by total current* liabilities), and e) Return on Assets (computed as net income* divided by the book value of assets).*
a)Revenues - These cover income receipts from all* sources. See discussion on Revenues at Management*
Discussion and Analysis Results of Operations section.*

b)Comprehensive Income/Loss After Tax is the earnings/loss* of the Fisher Securities Inc after income tax expense* and minority interest.*

c)Debt-to-equity ratio gives an indication of how leveraged* the Fisher Securities Inc is. This ratio takes into account total* liabilities in relation to Stockholders Equity as reflected in the* Balance Sheet.*

d)Current ratio is a measurement of liquidity and is an* indicator of the Fisher Securities Inc. short-term debt paying* ability. This ratio is based on the level of Current Assets and*
Current Liabilities as reported in the Balance Sheet.*

e)Return (Loss) on Assets This is calculated by dividing* the total assets of the Fisher Securities Inc to its net income/loss.*

Other material events and uncertainties known to management* that would address the past and would have an impact on the Fisher* Securities Incs future operations are discussed below.*

1.Except as disclosed in the management discussion and* notes to the financial statements, there are no other known* events that will trigger direct or contingent financial obligation* that is material to the Fisher Securities Inc, including any default* or acceleration of an obligation.*

2.Except as disclosed in the management discussion and* notes to the financial statements, there are no other known* trends, events or uncertainties that have had or that are reasonably* expected to have a material favorable or unfavorable impact on* revenues or income from operations.*

3.All significant elements of income or loss from continuing operations* are already discussed in the management discussion and notes to financial* statements. Likewise any significant elements of income or loss* that did not arise from the registrants continuing operations are* disclosed either in the management discussion or notes to* financial statements.*

4.There is no material off-balance sheet transaction, arrangement,* obligation, and other relationship of the Fisher Securities Inc with* unconsolidated entities or other persons created during the* reporting period.*

5.Fisher Securities Inc does not expect any liquidity or* cash problem within the next twelve months.*
INFORMATION ON INDEPENDENT ACCOUNTANT AND*
OTHER RELATED MATTERS*
External Audit Fees and Services*
Audit Fees. Represents professional fees of the external* auditor for the audit services rendered on Fisher Securities* Audit-Related Fees. Represents the out of pocket expenses* of the individuals who will perform the audit, it also includes* postage and reproduction of Financial Statements as billed by* the external auditor.*
Tax Fees. Represents professional fees for tax advisory/* consultation services rendered .*
Audit services provided to the Fisher Securities Inc by* external auditor have been pre-approved by the Audit*
Committee. The Audit Committee has reviewed the magnitude* and nature of these services to ensure that they are compatible* with maintaining the independence of the external auditor.* Changes in and disagreements with Accountants on*
Accounting and Financial Disclosure*

*
There was no event in the past years where the external* auditor and the Registrant had any disagreements with* regard to any matter relating to accounting principles* or practices, financial statement disclosure or auditing* scope or procedure.*
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT*
Board of Directors and Executive Officers*
The names, ages, citizenship, position and business experience* of all directors and executive officers held for the past two*
(2) years (except those years stated otherwise) are as follows:*

Name*
Age*
Citizenship*
Position*
Arlie Serrano*
53*
American*
Treasurer*

Name*
Age*
Citizenship*
Position*
Ericka Mosley*
43*
American*

Chairwoman*
Cynthia Marshall*
34*
American*

President*
Gerald Fisher*
33*

Corporate Secretary*
Cynthia Marshall was elected Chairwoman in July 2014. In the*
past 2 years, Cynthia Marshall has been a prominent entrepreneur*
with previous various business interests in a personal protection personal,* business.*
Gerald Fisher was elected President in May 2014 . In the past*
2 years*
Arlie Serrano was named treasurer in May 2014 .*
Significant Employees
The Fisher Securities Inc does not employ any person,*
consultant or key personnel expected to make a significant*
contribution to its business.*
..
Involvement in Legal Proceedings*
As of the date of this Prospectus, to the knowledge and/or* information of the Fisher Securities Inc, none of its nominees* for election as directors, its present members of the Board of*
Directors or its executive officers, is presently or during the last two*

(1)years been involved in any material legal proceeding in* any court or government agency on the United States* or elsewhere which would put to question their ability* and integrity to serve Fisher Securities Inc. and its stockholders.* The Fisher Securities Inc is not aware of: (a) any bankruptcy petition* filed by or against any business of which a director or executive* officer or person nominated to be become a director or executive* officer was a general partner or executive officer either at the time* of the bankruptcy or within two years prior to that time; (b) any* conviction by final judgment,*
Draft Prospectus as of 29 May 2015*

*
including the nature of the offense, in a criminal proceeding,* excluding traffic violations and other minor offenses; (c)* being subject to any order, judgment, or decree, not* subsequently reversed, suspended or vacated, of any * court of competent jurisdiction, domestic or foreign, * permanently or temporarily enjoining, barring, suspending* or otherwise limiting his involvement in any type of business,* securities, commodities or banking activities; and (d) being* found by a domestic or foreign court of competent jurisdiction*
(in a civil action), the Commission or comparable foreign body,* or a domestic or foreign Exchange or other organized trading* market or self regulatory organization, to have violated a* securities or commodities law or regulation and the judgment* has not been reversed, suspended, or vacated.*
Executive Compensation*
The following table summarizes certain information regarding* compensation paid or accrued during the last three fiscal years* and to be paid in the ensuing fiscal year to the Fisher Securities* Incs President and each of the Fisher Securities Incs* three other most highly compensated executive officers:*
Table Summary of Compensation*
SALARY BONUS OTHER COMPENSATION TOP THREE HIGHLY*
COMPENSATED EXECUTIVES: [1] GERALD A FISHER.*
CURRENT PRESIDENT OF FISHER SECURITIES INC.,*
CYTHNIA MARSHALL  CURRENT CHAIRWOMAN, *
ERICKA MOSLEY  CORPORATE SECRETARY*
ARLIE SERRANO TREASUER,*
Note: [1] Aside from the officers and executives mentioned,* the Fisher Securities Inc does not employ any other executive* officers or directors.*
Standard Arrangements or Contracts*
Draft Prospectus as of 29 May 2015*


There are no standard arrangements, compensatory plans,* employment contracts, or other similar arrangements with * executive officers or directors of the Fisher Securities Inc.* There are no outstanding warrants held* by the Fisher Securities Incs executive officers, directors,* and all officers and directors as a group.* security Ownership of Certain Record and*
Beneficial Owners and Management*
Security ownership of certain record (r) and beneficial*

(b) owners own ten percent (10%) or more of the* outstanding common stock of the Registrant as* of December 31, 2015:*
Title of Class Name, address of record owner and relationship with Issuer* Name of Beneficial Owner & Relationship with Record Owner*
Citizenship No. of Shares Held Percent Common PCD Nominee*
Common. 799 Vener St suite B, Atlanta GA 30318.*
(Registered Owner-Nominee) The Fisher Securities Inc has* no knowledge of other persons with lodged shares who are* the beneficial owners of more than 10% of its outstanding* common stock. PCD authorizes its trading participants* to vote the shares registered in their name. 100,000(b) 10%*
Security Ownership of Management  Record r and Beneficial*

b (direct/indirect) owners as of December August, 2015:*
Title of Class*
Name of Beneficial Owner*
Amount and nature of ownership (Indicate* record (r) and/or beneficial (b)*
Citizenship*
Percent of Class*
Common*
Gerald Fisher*
President*
100,000 r (direct)*
American*
10%*
No person holds more than ten per centum (10%)* of a class under a voting trust agreement or similar arrangement.* Changes in control*
There are no arrangements which may result in a* change in control of the registrant.*
Certain Relationships and Related Transactions*
The Fisher Securities Inc obtained non-interest bearing* advances from stockholders which are payable on demand.*
Such advances were used by the Fisher Securities Inc in day* to day operations, general administrative expenses, and for payroll.* As of December 31, 2014, such advances from stockholders* amounted to FSN 100,000..*
The Fisher Securities Incs legal counsel is* the law firm of Adrian Patrick Atlanta area*
Reasonable legal fees are paid to the firm for their legal services.* Other than the foregoing, there has been no transaction outside* of the ordinary course of business during the last two years,* nor is any transaction presently proposed, to which the Fisher* Securities Inc was or is to be a party in which any director or* executive officer of the Fisher Securities Inc, or owner of more* than 10% of the Fisher Securities Incs voting securities or any* member of the immediate family of any of the foregoing* persons had or is to have a direct or indirect material interest.*
In the ordinary and regular course of business, the Fisher*
Securities Inc had or may have had transactions with other* companies in which some of the foregoing persons may have an interest.*

Corporate Governance*
The Fisher Securities Inc uses the evaluation system established* by SEC in its Memorandum Circular No. 5, series of 2003, including* the Fisher Securities Inc Corporate Governance Self-Rating*
Form (CG SRF) to measure or determine the level of compliance* of the Board of Directors and top-level management with* the Fisher Securities Incs Corporate Governance Manual.*
The Fisher Securities Inc undertakes a self-evaluation process* every semester and any deviation from the Fisher Securities Incs* Corporate Governance Manual is reported to the Management and* the Board together with the proposed measure to achieve compliance.*
The Fisher Securities Inc did not materially deviate from its Corporate* Governance Manual for the last fiscal year.*
The Fisher Securities Inc is in compliance with the leading* practices on good corporate governance embodied in the*
CG SRF. Employees and officers undergo professional development* programs subject to meeting the criteria set by the Fisher Securities* Inc. The Board determines succession plan for senior management* as the need arises.
The Fisher Securities Inc shall adopt such improvement measure* on its corporate governance, as it may be necessary* from time to time.*
FINANCIAL INFORMATION*
Please refer to the audited financial*
statements for the year ended December 31, 2014* and financial disclosures prepared in* accordance with SRC Rule 68 and the interim*


PART II  INFORMATION INCLUDED IN REGISTRATION STATEMENT*
BUT NOT REQUIRED IN PROSPECTUS*
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*
The Fisher Securities Inc has incurred and expects to incur* the following expenses in connection with the Subscription* and issuance of the Subscribed Shares:*
Activity*
Rate
Fees (FSN)
Documentary Stamp Tax
No stamp tax*

SEC (Basic) Registration Fee
Breakdown:
Total Registration Fee $116.20
For not more than FSN 1 million, 0.10% of the maximum* aggregate price of the securities to be offered*
In case of warrants which have no issue value, the* filing fee shall be FSN 0*
FSN 1.00 per share*
P 1,000,000*
SEC Legal Research Fee*
(less than 1% of Registration Fee)*
SEC Listing Fee*
FSN 116.20*


Draft Prospectus as of 29 May 2015
52
INDEX TO EXHIBITS*
Exh.*
(2) Corporate Secretarys Certification / Board resolution* approving the registration of the shares*
A
(3) Corporate Secretarys Certification / Board resolution* approving the disclosures in the registration statement*
B
(4) Corporate Secretarys Certification on* corporate governance requirements*
C
(4) Notice of Publication regarding filing* of Registration Statement*
D
(5) Plan of Acquisition, reorganization,* arrangement, liquidation or succession*
NA
(6) Underwriting Agreement*
NA
(7) Articles of Incorporation and By-laws*
 (latest amendment)*
E
(8) Original copy of stock certificate*
F
(9) Copy of instruments defining rights of security holders,* including employees stock option plan and any instrument* issued pursuant thereto*

F
(10) Opinion of independent counsel on the legality of* the Offer Shares to be registered*
G
(11) Opinion of tax counsel on tax matters material to* an investor and a representation as to tax consequences*
G
(12) Consent of independent counsel*
G
(13) Voting trust agreements*
NA
(14) Material agreements*
H
(15) Annual Reports on SEC Form 17A Quarterly*
 Reports on Forms 17Q*
I
(16) Audited Financial Statement (2014 comparative)* with Statement of Managements Responsibility*
J
(17) Auditors consent to use audited financial statements* and awareness of use of unaudited interim financial information*
K
(18) Unaudited Interim (Q1) Financial Statements*
L
(19) Material foreign patents*
NA*
(20) Letter regarding change in certifying auditor*
NA*
(21) Letter regarding director resignation*
NA*
(22) Letter regarding change in accounting principles*
NA*
(23) Reports furnished to security holders*
See Amended Definitive Information Statement*
M*
(24) Other documents or statements to security holders*
NA*

(25) Power of attorney*
NA
(26) Statement of eligibility of trustee*
NA
(27) Notarized curriculum vitae and photographs* of directors and officers*
O
(28) Copy of Board of Investments certificate*
NA



25*
SIGNATURES*
Pursuant to the requirements of the Securities Regulation*
Code, this Registration Statement is signed on behalf of the* registrant by the undersigned, thereunto duly authorized,* in the City of Atlanta on August 21, 2015*

By:*
Principal Executive Officer*
Gerald Fisher*
Treasurer and Principal Financial Officer*
Arlie Serrano*
Principal Accounting Officer*
ATTY. Adrian Patrick*
Corporate Secretary
SUBSCRIBED AND SWORN to before me this _13th___*
day of August 2015, affiants exhibiting to me competent*
proof of their identification, as follows:*
Name Competent Evidence of*
IdentificationNo. Date/Place of Issue
GERALD FISHER  AUGUST 14, 2015/US*
ERICKA MOSLEY  AUGUST 14, 2015/US*
CYTHINA MARSHALL AUGUST 14, 2015/US*
ARLIE SERRANO AUGUST 14, 2015/US*